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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 28, 2007

AROTECH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-23336	95-4302784
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1229 Oak Valley Drive, Ann Arbor, Michigan	48108
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(800) 281-0356

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873 (11/06)

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Item 3.02    Unregistered Sales of Equity Securities.

1.     Pursuant to the terms of our senior secured notes due March 31, 2008 (the “Notes”), we are obligated to repay the principal amount of the Notes over the term of the Notes, with the principal amount being amortized in twelve payments payable at our option in cash and/or by requiring the conversion of a portion of the Notes into shares of our common stock, provided certain conditions are met.

In this connection, we elected on May 28, 2007 to make the scheduled payment of $1,458,333.34, which was originally due on May 31, 2007 and which was deferred to June 30, 2007 pursuant to the terms of a Deferral Agreement dated as of April 30, 2007, by requiring the conversion of a portion of the Notes into shares of our common stock.

Pursuant to the terms of the Notes, the price used to determine the number of shares to be issued upon such conversion is calculated using an 8% discount to the average trading price of our common stock during 17 of the 20 consecutive trading days ending two days before the installment payment date. This calculation resulted in a volume weighted average price of $3.0719, which after application of the 8% discount resulted in a discounted price of $2.8262 per share (a total of 516,006 shares of our common stock after rounding).

The Notes further provide that within two trading days after we send notice of an election to convert a portion of the Notes into shares of our common stock, we must issue to the holders of our Notes a number of shares of our common stock equal to the quotient of (x) the amount of the Note being paid in stock, divided by (y) the conversion price of $14.00 per share, rounded up to the nearest whole share of common stock. Accordingly, on May 30, 2007, we issued an aggregate of 104,167 shares of our common stock to the holders of the Notes.

The remaining shares issuable upon such conversion were required to be issued by the deferred installment payment date of June 30, 2007. Accordingly, on June 29, 2007, we issued an aggregate of 411,838 additional shares of our common stock to the holders of the Notes. Subsequent to this issuance, we had 12,499,581shares of common stock issued and outstanding.

We issued the above securities in reliance on the exemption from registration provided by Section 4(2) of the Securities Act as transactions by an issuer not involving a public offering. The issuance of these securities was without the use of an underwriter.

2.    Pursuant to the terms of our senior secured notes due March 31, 2008 (the “Notes”), we are obligated to repay the principal amount of the Notes over the term of the Notes, with the principal amount being amortized in twelve payments payable at our option in cash and/or by requiring the conversion of a portion of the Notes into shares of our common stock, provided certain conditions are met.

In this connection, we elected on June 26, 2007 to make the final scheduled payment of $1,142,762.33, due on July 31, 2007, by requiring the conversion of a portion of the Notes into shares of our common stock. Pursuant to the terms of the Notes, the price used to determine the number of shares to be issued upon such conversion will be calculated using an 8% discount to the average trading price of our common stock during 17 of the 20 consecutive trading days ending two days before the installment payment date. The Notes further provide that within two trading days after we send notice of an election to convert a portion of the Notes into shares of our common stock, we must issue to the holders of our Notes a number of shares of our common stock equal to the quotient of (x) the amount of the Note being paid in stock, divided by (y) the conversion price of $14.00 per share, rounded up to the nearest whole share of common stock. The remaining shares issuable upon such conversion must be issued by the installment payment date of July 31, 2007.

Accordingly, on June 28, 2007, we issued an aggregate of 81,627 shares of our common stock to the holders of the Notes. Subsequent to this issuance, we had 12,581,208 shares of common stock issued and outstanding.

We issued the above securities in reliance on the exemption from registration provided by Section 4(2) of the Securities Act as transactions by an issuer not involving a public offering. The issuance of these securities was without the use of an underwriter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AROTECH CORPORATION
(Registrant)
By:	/s/ Robert S. Ehrlich
	Name:	Robert S. Ehrlich
	Title:	Chairman and CEO

Dated: July 2, 2007